UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 5.02. of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.           Amended and Restated Sequiam Corporation 2003 Incentive Compensation Plan

On October 23, 2007, Sequiam Corporation (the “Company”) held its annual meeting.  At the annual meeting, the Company’s shareholders approved the adoption of the “Amended and Restated Sequiam Corporation 2003 Incentive Compensation Plan”.

The Company has in effect the Sequiam Corporation 2003 Employee Stock Incentive Plan, which it refers to as the 2003 Plan, and which was adopted by the board of directors on July 23, 2003 and ratified by the shareholders on September 15, 2003.  The purpose of the 2003 Plan is to provide a means for the company and its subsidiaries and other designated affiliates, referred to as the Related Entities, to attract key personnel to provide services to the company and the Related Entities, as well as to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the company and its Related Entities and promoting the mutuality of interests between participants and the shareholders.  A further purpose of the 2003 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

On September 28, 2007, the board of directors approved an additional amendment to and restatement of the 2003 Plan and recommended that it be submitted to the shareholders for their approval at the Annual Meeting.  The 2003 Plan has been amended to: (a) change the name of the 2003 Plan to the “Amended and Restated Sequiam Corporation 2003 Incentive Compensation Plan”, (b) provide for additional types of awards to be granted thereunder including, without limitation, stock appreciation rights, referred to as SARs, and other stock-related awards and performance or annual incentive awards, referred to collectively as Awards; (c) increase the maximum number of shares that may be subject to grant under the 2003 Plan from 10,000,000 to 35,000,000; (d) provide that the maximum number of awards that may be granted to any one individual per fiscal year under the Plan shall be 14,000,000, subject to adjustment as discussed below; (e) provide that the maximum amounts that a participant may receive pursuant to an annual incentive award and as a performance award is $1,000,000 and $2,000,000, respectively, and (f) to make other necessary and appropriate amendments to reflect the changes in the laws since the 2003 Plan was originally implemented.

The original effective date of the 2003 Plan is July 23, 2003, referred to as the Effective Date, and the effective date of the 2003 Plan, as amended and restated, is October 16, 2007.

The following is a summary of certain principal features of the 2003 Plan as amended and restated:

Shares Available for Awards; Annual Per-Person Limitations

Under the 2003 Plan, the total number of shares of common stock that may be subject to the granting of awards under the 2003 Plan at any time during the term of the Plan shall be equal to 35,000,000 shares.  The foregoing limit shall be increased by the number of shares with respect to which awards previously granted under the 2003 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award, to pay the exercise price or any tax withholding requirements.  Awards issued in substitution for awards previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines, do not reduce the limit on grants of Awards under the 2003 Plan.

A committee of the Board of Directors, referred to as the Committee, is to administer the 2003 Plan.  See “Administration.” below.  The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants.  The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2003 Plan are the officers, directors, employees and independent contractors of the Company and the Related Entities.  An employee on leave of absence may be considered as still in the Company’s employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2003 Plan.

Administration

The Board of Directors shall select the Committee that will administer the 2003 Plan.  All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the OTC Bulletin Board or any other national securities exchange on which any securities of the Company may be listed for trading in the future; provided, however, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the Board of Directors may exercise any power or authority granted to the Committee.  Subject to the terms of the 2003 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan and make all other determinations that may be necessary or advisable for the administration of the 2003 Plan.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or the “change in control price,” as defined in the Plan, following a change in control) exceeds the grant price of the SAR.  The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant.  For purposes of the 2003 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee or the Board of Directors, the fair market value of common stock as of any given date shall be the mean between highest and lowest reported sales prices of the common stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the common stock is listed or on the NASDAQ Stock Market, or, if not so listed on any other national securities exchange or the NASDAQ Stock Market, then the average closing trading price of our company commons tock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading date with respect to which the fair market value is to be determined.  If the common stock is not then publicly traded, then the fair market value of the common stock shall be the book value per share as determined on the last day of March, June, September or December in any year closest to the date when the determination is to be made.  For purposes of determining book value hereunder, book value hereunder shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Company.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years.  Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to the Company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.  Methods of exercise and settlement and other terms of the SARs are determined by the Committee.  SARs granted under the 2003 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of the Company or upon the occurrence of some other event specified by the Committee, as discussed below.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock.  Restricted stock is a grant of shares of the Company’s common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee.  A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee.  An award of deferred stock confers upon a participant the right to receive shares of the common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of the common stock, other awards or other property equal in value to dividends paid on a specific number of shares of the Company common stock or other periodic payments.  Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of the common stock , awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of the common stock  as a bonus free of restrictions, or to grant shares of the common stock or other awards in lieu of our company obligations to pay cash under the 2003 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2003 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of the common stock.  Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock , awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock  or the value of securities of or the performance of specified subsidiaries or business units.  The Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee.  In addition, the 2003 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.  Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m).  For purposes of Section 162(m), the term “covered employee” means the chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year.  If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not the Board of Directors.

Subject to the requirements of the 2003 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles..

In granting performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2003 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment).  During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2003 Plan.  The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock , other awards or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles.  The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2003 Plan.  The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.  Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2003 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.  The Committee may, however, grant awards in exchange for other awards under the 2003 Plan awards or under other company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2003 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control).  In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.”  Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

For purposes of the 2003 Plan, a “change in control” will be deemed to occur upon the earliest of the follow:

(a)           on the date the Company first has actual knowledge that any person has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of or company representing forty percent (40%) or more of the combined voting power of our company’s then outstanding securities; or

(b)           on the date the shareholders approve (x) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (y) a consolidation of the Company with any other corporation, (z) the sale or disposition of all or substantially all of the Company’s assets or a plan of complete liquidation.

Amendment and Termination

The board of directors may amend, alter, suspend, discontinue or terminate the 2003 Plan or the Committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of the Company’s common stock are then listed or quoted.  Thus, shareholder approval may not necessarily be required for every amendment to the 2003 Plan which might increase the cost of the 2003 Plan or alter the eligibility of persons to receive awards.  Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.  Unless earlier terminated by the Board of Directors, the 2003 Plan will terminate at such time as no shares of the common stock remain available for issuance under the 2003 Plan and the Company has no further rights or obligations with respect to outstanding awards under the 2003 Plan.

Federal Income Tax Consequences of Awards

The 2003 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2003 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price.  If the optionee is an employee of the Company or a Related Entity, that income will be subject to the withholding of Federal income tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them.  The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash.  If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.  The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2003 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, referred to as ISOs.  Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares.  This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share.  If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period.  However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is non-vested when it is received under the 2003 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Upon the disposition of any stock received as a stock award under the 2003 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

The Company may grant SARs separate from any other award, referred to as Stand-Alone SARs, or in tandem with options, referred to as Tandem SARs, under the 2003 Plan.  Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.  If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs.  If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e.,  the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs.  Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received.  The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

B.           Board of Directors - Retainer Agreement

In connection with the election of Jake Smith at the October 23, 2007 annual meeting of shareholders, Mr. Smith and the Company entered into a retainer arrangement, which is deemed effective as of October 23, 2007.  The material terms and conditions of the retained agreement are as follows:

Services Provided

The Company has agreed to engage Jake Smith to serve as a member of the Board of Directors and to provide those services required of a director under the Company’s Articles of Incorporation and Bylaws (“Articles and Bylaws”), as both may be amended from time to time and under the General Corporation Law of California, the federal securities laws and other state and federal laws and regulations, as applicable.  In addition, the Company agrees to engage Mr. Smith to serve as the Chairman of the Company’s Audit Committee and as a member of the Company’s Compensation Committee.  Mr. Smith will be considered an independent contractor and will not be deemed an employee of the Company for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise.

Compensation

The Company will pay Mr. Smith a nonrefundable retainer of $52,000.00 per year during the term of this agreement (prorate for the first year $17,333.33) to provide the services described above, which shall compensate him for all time spent preparing for, traveling to (if applicable) and attending board meetings during the year.  The retainer shall be provided for portions of the term less than a full calendar year.  This retainer may be revised by action of the Company’s Board of Directors from time to time.  Such revision shall be effective as of the date specified in the resolution for payments not yet made and need not be documented by an amendment to the retainer agreement.  As of the date of this Current Report on Form 8-K, Mr. Smith has received $17,333.33.  Retainer payments shall be made quarterly in cash in advance on the first day of each accounting quarter.  Additional payments shall be made in arrears.

Subject to approval by the Board of Directors, a grant of an option to purchase the Company’s common stock shall be made to Mr. Smith.  The specified number of shares for a new appointment to the Board of Directors shall be 500,000 shares in 2007, which grant has already been made.  Thirty-three percent of the option shall vest on each anniversary of the date of grant.  The amount and terms of the annual option grant may be revised by action of the Company’s Board of Directors from time to time.  Such revision shall be effective as of the date specified in the resolution for any grants not yet made and need not be documented by an amendment to the retainer agreement.  Subject to approval by the Board of Directors, a grant of the Company’s common stock shall be made to Mr. Smith.  The 2007 grant shall consist of 500,000 shares, which grant has already been made.

The Company will reimburse Mr. Smith for reasonable expenses approved in advance, such approval not to be unreasonably withheld.  Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by the Company’s Chief Financial Officer as to form and completeness.

Indemnification and Insurance

The Company did execute an indemnity agreement in favor of Mr. Smith, which requires the Company to indemnify Mr. Smith for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by Mr. Smith in connection with any criminal or civil action brought or threatened against Mr. Smith by reason of Mr. Smith being or having been a director of the Company.  Mr. Smith will not be entitled to receive indemnification in certain circumstances, which includes claims for violating any state or federal securities law.   In addition, the Company will provide Mr. Smith directors and officers’ liability insurance with minimum liability coverage of $5 million.

Term of Agreement and Termination

The retainer agreement shall be in effect until the last date of Mr. Smith’s current term as a member of the Company’s Board of Directors and will be automatically renewed on the date of Mr. Smith’s reelection as a member of the Company’s Board of Director for the period of such new term unless the Board of Directors determines not to renew this agreement.   Any amendment to the retainer agreement must be approved by a written action of the Company’s Board of Directors. The retainer agreement will automatically terminate upon the death of Mr. Smith or upon his resignation or removal from, or failure to win election or reelection to, the Company’s Board of Directors.

Confidentiality

Mr. Smith has signed and agreed to abide by the Company’s Board of Directors Proprietary Information and Inventions Agreement, which will require Mr. Smith to maintain the confidence of the Company’s proprietary information.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On October 23, 2007, the Company held its annual meeting.  At the annual meeting, the Company’s shareholders elected Jake Smith and Bob Aoki to the Company’s Board of Directors. Each will serve a three year term in accordance with the Company’s bylaws as amended.  Neither director is employed by the Company.  There are no family relationships between the newly elected directors and any other officer or director of the Company.  The Company believes that each of the newly elected directors is considered an independent director.  The Company defines independence as meeting the requirements to be considered independent directors as defined under the current Nasdaq rules.

Bob Aoki.  Mr. Aoki is a 20 year + industry veteran and has held senior management positions in Telecommunications, Security, Hardware and Software companies.  Mr. Aoki holds director and technical advisor positions with various companies within the industry.

               Jake Smith.  Mr. Smith is currently a member of Intel Server Products Group where he helps lead Intel's virtualization efforts.  Prior to his current role, Mr. Smith helped lead the launch of Intel's Mobile Processors for both notebooks and handheld computing products.  Before joining Intel, Mr. Smith held management and product development roles with IBM and Sequent Computer Systems.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)          Pro Forma Financial Information.

                   Not Applicable

               (c)          Shell Company Transactions.

Not Applicable

(d)           Exhibits.

                   Number    Descriiption

              10.1    Amended and Restated Sequiam Corporation 2003 Incentive Compensation Plan.
10.2	Board of Directors - Retainer Agreement (Jake Smith) (Includes Exhibit A – Board of Directors Proprietary Information and Inventions Agreement and Exhibit B – Indemnity Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: October 29, 2007
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer